UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under this Item 5.02 is responsive to the information required by Item 5.07 and is hereby incorporated by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders

On April 11, 2011 we held our annual meeting of stockholders.

Election of Directors

At the annual meeting, our stockholders elected Cameron Durrant, Harvey Lalach, Sean Lowry and Alison Ayers as directors of our company with the following votes:

	For	Against	Abstain
Cameron Durrant	7,867,422	2,364,789	6,263
Harvey Lalach	10,208,361	24,283	5,860
Sean Lowry	10,218,620	13,591	6,293
Alison Ayers	7,876,123	1,774,370	588,011

Appointment of Auditor

At the annual meeting, our stockholders ratified the appointment of BDO Canada LLP with the following votes:

For	Against	Abstain
13,060,433	13,599	9,578

Stock Option Plan

At the annual meeting, our stockholders approved the increase in the number of shares of common stock issuable under the 2007 stock option plan with the following votes:

For	Against	Abstain
10,068,615	152,257	17,632

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer and Director
Date: April 15, 2011